UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2009

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Current Report on Form 8-K is being filed by i2 Technologies, Inc. (the “Company”) to retrospectively adjust portions of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”) reflecting changes to the Company’s accounting for convertible debt as described below.

In May 2008, the FASB issued FASB staff position (FSP) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”) contained in Accounting Standards Codification (“ASC”) 470 – Debt. FSP APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer’s nonconvertible debt borrowing rate. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and shall be applied retrospectively to all periods presented. Early adoption of FSP APB 14-1 is not permitted.

In November and December 2005 we issued $78.8 million and in January 2006 we issued $7.5 million of 5% senior convertible notes with a maturity date of November 15, 2015. In connection therewith, in November 2005, we issued 484,889 detachable warrants for common stock with an exercise price of $15.4675 per share, subject to adjustment, and a 10-year life to the purchasers of the notes, on a pro-rata basis in accordance with their investment in the notes. The notes were effectively junior to any of our secured obligations to the extent of the value of the assets securing such obligations. There were no subsidiary company guarantees related to the 5% senior convertible notes. All of the notes were retired in the three month period ended March 31, 2009 see Note 6, Borrowings and Debt Issuance Cost in our Notes to Consolidated Financial Statements.

The adoption of FSP APB 14-1 decreased the net income in fiscal years 2008 and 2007 by $2.1 million and in fiscal year 2006 by $1.9 million.

Accordingly, the Company has revised the presentation of its convertible debt and related interest expense to reflect this change and has retrospectively adjusted all comparative prior period information on this basis. The Company is filing this Current Report on Form 8-K to reflect the impact of the adoption of this standard on previously issued financial statements. This will permit the Company to incorporate these financial statements by reference in future SEC filings. The impact of the adoption of this standard is reflected and is set forth in the following sections of the Company’s 2008 Form 10-K, which as revised are included as Exhibit 99.1 to this Current Report on Form 8-K. This Form 8-K contains only the sections and exhibits to the 2008 Form 10-K that are being revised. The sections of and exhibits to the 2008 Form 10-K as originally filed, which are not included herein, are unchanged and continue in full force and effect as originally filed. All information in the 2008 Form 10-K is as of December 31, 2008 and does not reflect events occurring after the date of the 2008 Form 10-K, other than the retrospective adjustment of certain amounts as described in Note 1 – Summary of Significant Accounting Policies and disclosures affected by the adoption of FSP APB 14-1 subsequent to the date of the 2008 Form 10-K, and except as noted in Note 16 – Subsequent Events in our Notes to Consolidated Financial Statements.

Part II.

Item 6.	Selected Financial Data

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part IV.

Item 15(a)1.	Consolidated Financial Statements

Neither this Report nor the exhibits attached to this Report reflect any events or developments occurring after September 30, 2009. Except as described above, the Company has not modified or updated any disclosures in the 2008 Form 10-K that may have been affected by subsequent events or developments. Accordingly, this Report should be read in conjunction with the 2008 Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the 2008 Form 10-K, including any amendments to those filings.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP

23.2	Consent of Deloitte & Touche LLP

99.1	Item 6, Form 10-K- Selected Financial Data

99.2	Item 7, Form 10-K-Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Item 15(a)1. Form 10-K – Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2009	i2 TECHNOLOGIES, INC.

	By:	/s/ MICHAEL J. BERRY
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer